OPTION TO PURCHASE STOCK


Issuing Corporation:       Diversified  Corporate  Resources,  Inc. ("DCRI"),  a
                           Texas corporation
Number of Shares:          60,000 (pre-split basis)
Class of Stock:            Common
Option Price:              $0.01 per share
Issue Date:                July 9, 1997
Expiration Date:           July 9, 2002 (subject to Article 4.1)


     THIS OPTION GRANTED BY USFG/DHRG L.P. No. 2 ("Owner") CERTIFIES THAT, in consideration of the payment of $1.00, the loan to Owner by the Holder (the "Loan") and for other good and valuable consideration, IMPERIAL BANK or registered assignee ("Holder"), 9920 S. LaCienega Blvd., Suite 636, Inglewood, CA 90301, Facsimile (310) 417-5695, is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the issuing corporation (the "Company") at the initial exercise price per Share (the "Option Price") all as set forth above and as adjusted pursuant to Article 1 and 2 of this Option, subject to the provisions and upon the terms and conditions set forth in this Option.

ARTICLE 1.  EXERCISE.

     1.1 Method of Exercise. Holder may exercise this Option in whole and not in part by delivering this Option and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to Owner at the address set forth below. Holder shall deliver to Owner notice of loan reduction to the extent of any balance of the Loan and funds for any excess for the aggregate Option Price for the Shares being purchased against delivery of a certificate or certificates endorsed or registered to Holder.

     1.2 Delivery of Certificate and New Option. Upon Holder exercise of this Option, Owner shall cause the Company to deliver to Holder certificates for the Shares acquired.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.

     2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend to its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then, upon exercise of this Option, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities purchased upon exercise of this Option, Holder shall be entitled to receive, upon exercise or conversion of this Option, the

CORPDAL:92105.1  28722-00003
                                        1
number of kind of securities and property that Holder would have received for the Shares if this Option had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. Owner or its successor shall promptly issue to Holder a new Option for such new securities or other property. The new Option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Option Price and to the number of securities or property purchased upon exercise of the new Option. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 Adjustments for Combinations, Etc.. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, Holder upon exercise of the Option shall be entitled to receive the number and kind of securities and property that Holder would have received for the Shares if this Option had been exercised immediately prior to such event.

     2.4 Certificate as to Adjustments. Upon each adjustment of the Option Price, Owner at its expense shall promptly compute such adjustment, and furnish Holder with a certificate setting forth such adjustment and the facts upon which such adjustment is based. Owner shall, upon written request, furnish Holder a certificate setting forth the Option Price in effect upon the date thereof and the series of adjustments leading to such Option Price.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF OWNER.

     3.1 Representations and Warranties. Owner hereby represents and warrants to Holder that all Shares which may be sold upon the exercise of the purchase right represented by this Option shall, upon sale, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     3.2 Notice of Certain Events. If Owner as a shareholder receives notice from the Company that the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in and underwritten public offering of the company's securities for cash, then, in connection with each such event, Owner shall promptly give Holder written notice of these matters.

     3.3 Information Rights. So long as Holder holds this Option, Owner shall, promptly after receipt from the Company as a shareholder, (a) deliver to Holder copies of all communiques to the shareholders of the Company, (b) as soon as
available  to  shareholders  of  the  Company,   the  annual  audited  financial

CORPDAL:92105.1  28722-00003
                                        2
statements of the Company certified by independent public accountants of recognized standing and (c) as soon as available to shareholders from the Company after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

     3.4 Registration Under Securities Act of 1933, as amended. If any shares of the Company's common stock held by Owner are to be registered by the Company, Owner shall cause the Shares to be registered.

     3.5 Public Offering. In any public offering of common stock of the Company subsequent to the date of this Option, Owner shall cause the Shares shall be included in such offering on the same terms as any other common stock so included.

ARTICLE 4.  MISCELLANEOUS.

     4.1 Term. This Option is exercisable at any time on or before the Expiration Date set forth above.

     4.2 Legends. Holder acknowledges (a) that the Shares have not been registered and (b) that the Shares may be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3 Compliance with Securities Laws on Transfer. This Option and the Shares purchased upon exercise of this Option may not be transferred or assigned in whole or in part by Holder without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).

     4.4 Transfer Procedure. Subject to the provisions of Section 4.2, Holder may transfer all of this Option only to a Permitted Transferee by giving Owner 40 business days written notice of the Option being transferred, setting forth the name, address and taxpayer identification number of the Permitted Transferee and surrendering this Option to Owner for reissuance to the Permitted Transferee, which shall thereafter be the Holder. A Permitted Transferee shall only be (i) an affiliate of Holder as affiliate is defined under the Glossary to FAS 57 or (ii) any investment banking firm which is a member of the New York or any regional stock exchange, solely for the purpose of realizing upon the value of this Option by exercise thereof and a sale of the Shares. Upon a transfer to an investment banking firm, the Option shall expire ten business days after such transfer and such Permitted Transferee shall complete a sale of the Shares within 10 days or Owner shall have the right to reacquire the Shares for the Option Price for 10 days thereafter.

CORPDAL:92105.1  28722-00003
                                        3

     4.5 Notices. All notices and other communications from Owner to Holder, or vice versa, shall be deemed delivered and effective when delivered personally or by facsimile transmission or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to Owner or Holder, as the case may be, in writing by Owner or Holder from time to time.

     4.6 Waiver. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Option, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8 Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                                    USFG-DHRG L.P. No. 2


                                    By:
                                        ----------------------------------------

                                    Title:
                                             -----------------------------------

CORPDAL:92105.1  28722-00003
                                        4

                                   APPENDIX 1

                               NOTICE OF EXERCISE


     1. The undersigned hereby elects to purchase _____ shares of the Common Stock of Diversified Corporate Resources, Inc. pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price of such shares in full by payment.

     2. Please deliver a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                           Ms. Christine McCarthy
                           Chief Financial Officer
                           Controllers Department
                           Imperial Bank
                           P. O. Box 92991-2991
                           Los Angeles, CA  90009

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


IMPERIAL BANCORP



-------------------------------
(Signature)

-------------------------------
(Date)


CORPDAL:92105.1  28722-00003
                                        5